CLOSING AGREEMENT

THIS CLOSING AGREEMENT ("Closing Agreement") is entered into as of the 22nd day of August, 2012, by and among Iron Eagle Group, Inc., a Delaware corporation ("Iron Eagle"), Tru-Val Electric Group, LLC, a Delaware limited liability company and wholly owned subsidiary of Iron Eagle ("TVG"), Tru-Val Electric Corp., a New York domestic corporation ("Company"), and Christopher Totaro, a New Jersey resident ("Seller"). (Iron Eagle and TVG are collectively referred to as "Buyer"). (Seller and Buyer are sometimes hereinafter referred to collectively as "Parties").

R E C I T A L S :

WHEREAS, Seller owns 100% of the issued and outstanding shares of stock of the Company (hereinafter, the "Shares"); and

WHEREAS, Company is an electrical contractor serving the northeast United States with offices in New Jersey and New York; and

WHEREAS, Iron Eagle wishes to issue to Seller and the Seller wishes to receive shares of Series A Convertible Preferred Stock of Iron Eagle; and

WHEREAS, Seller is desirous of selling all of his Shares; and

WHEREAS, Buyer desires to purchase all of the Seller's right, title and interest in and to the Shares upon the terms and conditions set forth in the Purchase Agreement.

W I T N E S S E T H :

ARTICLE I

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

- This Closing Agreement incorporates all the terms and definitions of the Share Purchase Agreement ("SPA") dated February 7, 2012. Any and all differences between the SPA and this Closing Agreement shall use the term or definition in this Closing Agreement.

    - Estimate of Tru-Val Debt at Time of Closing. The estimate of the debt of Tru-Val as of June 30, 2012 will be used as an estimate for the debt as of closing. The balance sheet and debt of the Company as of June 30, 2012 is attached as Schedule 2.02(a) Revised. The debt of Tru-Val as of June 30, 2012 is $5,362,136. This estimate shall include all bank and related debt and all credit card debt that is not covered in a current project. It shall exclude rent, car and truck payments, and all credit card debt that are covered in a current project.

- Preferred Equity Agreement. Schedule 2.02(c) shall be replaced with the Preferred Equity Agreement dated August 22, 2012.

- The common equity and preferred equity will be issued to the Seller within one week of Closing. At Closing, Buyer will provide reasonably comfort to Seller that Seller has the ability to issue such equity.

ARTICLE II
MISCELLANEOUS

2.01 Severability. If any provision of this Closing Agreement or the application of any such provision to any Party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Closing Agreement or the application of such provision to such Party or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

2.02 Waivers. Any failure by any Party to comply with any of its obligations, agreements or covenants hereunder may be waived by the Company (in the case of a default by the Buyer) and by Buyer (in the case of a default by the Company or the Seller). The Buyer and the Company will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by the Buyer or the Company: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Closing Agreement; or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Closing Agreement, unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by a duly authorized officer of the Company or a duly authorized officer of the Buyer, as the case may be. No single or partial exercise by the Buyer or the Company of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one (1) occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other Person.

2.03 Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (including by overnight courier service):

(a) If to Company or Seller:

Tru-Val Electrical Corp.
205 South Newman Street
Hackensack, New Jersey 07601
Attention: Chris Totaro
Telephone: 201.498.9200

	Facsimile: 201.498.9600
with a copy to:	Toscano & Associates 200 Old Country Road, Suite 100 Mineola, New York 11501 Attention: Thomas A. Toscano Telephone: 516.741.9300 Facsimile: 516.741.5608
(b) If to Buyer:	Iron Eagle Group, Inc. 61 West 62nd Street, Suite 23F New York, New York 10023 Attention: Jason M. Shapiro Telephone: 917.969.4845 Facsimile: 917.591.6227
with a copy to:	Jody M Walker Attorney at Law 7841 South Garfield Way Centennial, Colorado 80122

(b) or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder. Notice shall be deemed delivered at the time received for personal delivery.

2.04 Separate Legal Counsel. Each of the Parties has had the opportunity to consult with its own legal counsel prior to signing and delivering this Closing Agreement, has read and understands such Closing Agreement and has signed and delivered the same with the intent to be legally bound hereby.

2.05 Binding Effect. This Closing Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that nothing in this Closing Agreement shall be construed to confer any rights, remedies, obligations or liabilities on any Person other than the Parties hereto or their respective successors and assigns.

2.06 Entire Agreement. With the exception of that certain Confidentiality Agreement and Share Purchase Agreement between the Company, the Seller and Iron Eagle (which shall continue in full force and effect in accordance with its terms notwithstanding this Closing Agreement), this Closing Agreement, together with the other Instruments delivered in connection herewith, embodies the entire agreement and understanding of the Parties hereto and supersedes any prior agreement or understanding between the Parties with respect to the subject matter of this Closing Agreement. This Closing Agreement cannot be amended or terminated orally, but only by a writing duly executed by the Parties.

JJ

2.07 Counterparts; Signatures. This Closing Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same document. The parties hereto and any third parties may rely upon machine copies of signatures to this Agreement to the same extent as manually signed original signatures.

2.08 Headings. Headings of the sections in this Closing Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

2.09 Assignment. This Closing Agreement may not be assigned by either party without the prior written consent of the other.

2.10 Applicable Law. THIS CLOSING AGREEMENT SHALL BE GOVERNED AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OR THOSE OF ANY OTHER JURISDICTION.

2.11 No Third Party Beneficiaries. This Closing Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

2.12 Capitalized Terms. Capitalized terms used in this Closing Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Share Purchase Agreement dated February 7, 2012.

JJ

IN WITNESS WHEREOF, the Parties hereto have executed this Closing Agreement on the date first set forth above.

BUYER:
Tru-Val Electric Group, LLC

By:____________________
Name: Jason Shapiro
Title: Chief Financial Officer

Iron Eagle Group, Inc.

By:____________________
Name: Jason Shapiro
Title: Chief Financial Officer

SELLER:

____
Christopher Totaro, An Individual

COMPANY:
Tru-Val Electric Corp.

By:____________________
Name: Chris Totaro
Title: President